Exhibit 99.1

NEWS RELEASE

Contact: Karen Maffucci	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP.  REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

Melville, New York, April 30, 2009…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $35,497,000 for the fourth quarter ended March 1, 2009 compared to net sales of $60,581,000 for the fourth quarter of last year.  Park’s net sales for the fiscal year ended March 1, 2009 were $200,062,000 compared to net sales of $241,852,000 for the prior year.

Park reported net earnings from continuing operations before special items of $2,861,000 for the fourth quarter ended March 1, 2009 compared to net earnings from continuing operations before special items of $9,193,000 for the fourth quarter of last year.  In the fourth quarter ended March 1, 2009, the Company recorded one-time pre-tax charges of $5,687,000 related to restructurings and asset impairments and recognized tax benefits of $1,235,000 related to these charges and a tax benefit of $4,677,000 related to the elimination of certain valuation allowances resulting principally from the closure of the Company’s New England Laminates Co., Inc. facility located in Newburgh, New York. Additionally, during the fourth quarter ended March 1, 2009, the Company recorded a discontinued operations benefit of $16,486,000 related to the elimination of a liability from discontinued operations of its Dielektra GmbH subsidiary located in Germany.  In the fourth quarter ended March 2, 2008, the Company recorded a one-time pre-tax charge of $1,362,000 for the restructuring and workforce reduction at the Company’s Neltec Europe SAS electronic materials business unit located in Mirebeau, France and a tax benefit of $1,500,000 relating to the reduction of tax reserves.

Accordingly, net earnings from continuing operations were $3,086,000 for the fourth quarter ended March 1, 2009 compared to net earnings from continuing operations of $9,331,000 for last year’s fourth quarter.  Net earnings were $19,572,000 for the fourth quarter ended March 1, 2009 compared to net earnings of $9,331,000 for last year’s fourth quarter.

For the year ended March 1, 2009, Park reported net earnings from continuing operations before special items of $18,859,000 compared to net earnings from continuing operations before special items of $34,541,000 for the prior fiscal year.  During the 2009 fiscal year, the Company recorded a one-time pre-tax charge of $570,000 related to restructurings at certain of the Company’s North American and European business units and one-time pretax charges of $5,687,000 related to the restructurings and asset impairments mentioned above and recognized related tax benefits of $1,235,000 mentioned above and a tax benefit of $4,677,000 related to the elimination of valuation allowances mentioned above. Additionally, during the 2009 fiscal year, the Company recorded the discontinued operations benefit of $16,486,000 mentioned above.  During the 2008 fiscal year, the Company recorded a charge of $1,362,000 for the restructuring and workforce reduction at the Company’s Neltec Europe SAS electronic materials business unit mentioned above and a tax benefit of $1,500,000 relating to the reduction of tax reserves mentioned above.

Accordingly, net earnings from continuing operations were $18,514,000 for the year ended March 1, 2009 compared to net earnings from continuing operations of $34,679,000 for year ended March 2, 2008.  Net earnings were $35,000,000 for the year ended March 1, 2009 compared to net earnings of $34,679,000 for year ended March 2, 2008.

Park reported diluted earnings per share from continuing operations before special items of $0.14 for the fourth quarter ended March 1, 2009 compared to $0.45 for last year’s fourth quarter.  Diluted earnings per share from continuing operations were $0.15 for the quarter ended March 1, 2009 compared to $0.46 for last year’s fourth quarter.  Diluted earnings per share were $0.96 for the quarter ended March 1, 2009 compared to $0.46 for last year’s fourth quarter.

For the fiscal year ended March 1, 2009, Park reported diluted earnings per share from continuing operations before special items of $0.92 compared to $1.70 for the prior fiscal year.  Diluted earnings per share from continuing operations were $0.90 for the year ended March 1, 2009 compared to $1.70 for the prior fiscal year.  Diluted earnings per share were $1.71 for the fiscal year ended March 1, 2009 compared to $1.70 for the prior fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today.  Forward-looking and other material information may be discussed in this conference call.  The conference call dial-in number is (866) 393-8397 in the United States and Canada and (706) 902-3776 in other countries and the required passcode is 97029030.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT on Thursday, April 30, 2009 through 11:59 p.m. EDT on Monday, May 4, 2009.  The conference call replay can be accessed by dialing (800) 642-1687 in the United States and Canada and (706) 645-9291 in other countries and entering passcode 97029030 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles (“GAAP”) financial measures, which include special items, such as restructuring and workforce reduction charges, asset impairments, tax benefits and elimination of valuation allowances. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials and parts principally for the aerospace markets.  Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. Park also specializes in the manufacture of complex composite aircraft and space vehicle parts.  The Company’s manufacturing facilities are located in Singapore, China, France, Connecticut, Kansas, Arizona, California and Washington.

Additional corporate information is available on the Company’s web site at www.parkelectro.com.

The performance table (in thousands, except per share amounts–unaudited):

	13 Weeks Ended 3/01/09	14 Weeks Ended 3/02/08	52 Weeks Ended 3/01/09	53 Weeks Ended 3/02/08
Basic Earnings Per Share:
Earnings from Continuing Operations	$0.15	$0.46	$0.90	$1.71
Discontinued Operations	0.81	-	0.81	-
	$0.96	$0.46	$1.71	$1.71

Earnings from Continuing Operations
before Special Items:	$0.14	$0.45	$0.92	$1.70

Weighted Average Shares Outstanding	20,471	20,347	20,441	20,305

Diluted Earnings Per Share:
Earnings from Continuing Operations	$0.15	$0.46	$0.90	$1.70
Discontinued Operations	0.81	-	0.81	-
	$0.96	$0.46	$1.71	$1.70
Earnings from Continuing Operations
before Special Items	$0.14	$0.45	$0.92	$1.70

Weighted Average Shares Outstanding	20,483	20,362	20,486	20,364

The comparative balance sheets (in thousands):

	3/01/09	3/2/08
Assets
Current Assets
Cash and Marketable Securities	$225,294	$213,978
Accounts Receivable, Net	22,433	37,466
Inventories	10,677	14,049
Other Current Assets	5,527	5,546

Total Current Assets	263,931	271,039

Fixed Assets, Net	48,777	47,188
Other Assets	14,871	9,180

Total Assets	$327,579	$327,407

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$8,480	$12,828
Accrued Liabilities	11,425	13,314
Income Taxes Payable	4,381	5,837

Total Current Liabilities	24,286	31,979

Deferred Income Taxes	3,927	4,851
Other Liabilities	3,657	4,224
Liabilities from Discontinued Operations	-	17,181

Total Liabilities	31,870	58,235

Stockholders’ Equity	295,709	269,172

Total Liabilities and Stockholders' Equity	$327,579	$327,407

Equity Per Share	$14.45	$13.23

Detailed operating information (in thousands – unaudited):

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	3/1/09	3/2/08	3/1/09	3/2/08

Net Sales	$35,497	$60,581	$200,062	$241,852
Cost of Sales	27,385	44,747	156,638	179,398
%	77.1%	73.9%	78.3%	74.2%
Gross Profit	8,112	15,834	43,424	62,454
%	22.9%	26.1%	21.7%	25.8%
Selling, General and Administrative
Expenses	6,091	7,356	24,806	27,159
%	17.2%	12.1%	12.4%	11.2%
Earnings from Operations	2,021	8,478	18,618	35,295
%	5.7%	14.0%	9.3%	14.6%
Other Income	1,633	2,381	6,648	9,361
%	4.6%	3.9%	3.3%	3.9%
Earnings Before Income Taxes	3,654	10,859	25,266	44,656
%	10.3%	17.9%	12.6%	18.5%
Income Tax Provision	793	1,666	6,407	10,115
Effective Tax Rate	21.7%	15.3%	25.4%	22.7%
Net Earnings before Special Items	2,861	9,193	18,859	34,541
%	8.1%	15.2%	9.4%	14.3%

Special Items:

Restructuring Charges	1,720	1,362	2,290	1,362
Impairment Charge	3,967	-	3,967	-
Pre-Tax Special Items	5,687	1,362	6,257	1,362
Income Tax Provision (Benefit)	(1,235)	(1,500)	(1,235)	(1,500)
Valuation Allowance Reversal	(4,677)	-	(4,677)	-
After-Tax Special Items	(225)	(138)	345	(138)
Earnings (Loss) from Continuing Operations
before Income taxes	(2,033)	9,497	19,009	43,294
Income Tax Provision (Benefit)	(5,119)	166	495	8,615
Net Earnings (Loss) from Continuing
Operations	3,086	9,331	18,514	34,679
Discontinued Operations Reversal	16,486	-	16,486	-
Net Income	$19,572	$9,331	$35,000	$34,679

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